Exhibit 2.1

EXECUTION VERSION
AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of August 26, 2025, by and among Mechanics Bank, a California banking corporation (“Company”), HomeStreet, Inc., a Washington corporation (“Parent”), and HomeStreet Bank, a Washington state-chartered commercial bank and a direct and wholly owned subsidiary of Parent (“Parent Bank” and together with Parent, the “Parent Parties”).

WHEREAS, as of March 28, 2025, the Company, Parent and Parent Bank entered into that certain Agreement and Plan of Merger (the “Merger Agreement”);

WHEREAS, subject to the terms and conditions set forth in this Amendment and pursuant to Section 9.1 of the Merger Agreement, the Company, Parent and Parent Bank desire to amend the Merger Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.1        Capitalized terms used in this Amendment but not otherwise defined shall have the meanings set forth in the Merger Agreement.

Section 1.2        Section 1.1(e) of the Merger Agreement shall be amended and restated in its entirety as follows:

Parent Bank Stock.  At the Effective Time, by virtue of the Merger, and without any action on the part of Parent, Parent Bank, Company or the holder of any securities of Parent, Parent Bank or Company, each share of common stock, no par value per share, of Parent Bank issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $50 per share, of the Surviving Entity designated as Voting Common Stock.

Section 1.3        Section 9.9(a) of the Merger Agreement shall be amended and restated in its entirety as follows:

This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to any applicable conflicts of law principles.

Section 1.4        Section 9.9(b) of the Merger Agreement shall be amended and restated in its entirety as follows:

Each Party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal court located in the Northern District of California or any state court located in San Francisco County, California (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party and (iv) agrees that service of process upon such Party in any such action or proceeding will be effective if notice is given in accordance with Section 9.5.

Section 1.5        The signature pages to the Merger Agreement (following immediately after page 71 of the Merger Agreement) shall be amended and restated in their entirety as set forth on Annex A.

Section 1.6    All of the provisions of this Amendment shall be effective as of the date of this Amendment.  Except as otherwise specifically amended, modified or supplemented by this Amendment, all terms of the Merger Agreement shall remain unchanged and continue in full force and effect until the expiration or earlier termination of the Merger Agreement unless the same be otherwise sooner amended.  From and after the date hereof, each reference in the Merger Agreement to “this Agreement,” “hereof,” “hereunder”, “herein” or words of like import, and all references to the Merger Agreement and all agreements, instruments, documents, notes, certificates and other writings of every kind or nature that refer to the Merger Agreement will be deemed to mean the Merger Agreement as modified by this Amendment, whether or not this Amendment is expressly referenced; provided, that references in the Merger Agreement to “as of the date hereof” or “as of the date of this Agreement” or words of like import shall continue to refer to the date of March 28, 2025.

Section 1.7        Article IX (General Provisions) of the Merger Agreement (as amended by this Amendment) shall apply mutatis mutandis to this Amendment.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the Company, Parent and Parent Bank have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

Mechanics Bank

By:	/s/ Carl B. Webb
Name: Carl B. Webb
Title: Chairman of the Board of Directors

By:	/s/ Laura Jacob
Name: Laura Jacob
Title: Vice President and Corporate Secretary

HomeStreet, Inc.

By:	/s/ Mark Mason
Name: Mark Mason
Title: Chairman, Chief Executive Officer and President

By:	/s/ Godfrey B. Evans
Name: Godfrey B. Evans
Title: Executive Vice President & Corporate Secretary

HomeStreet Bank

By:	/s/ Mark Mason
Name: Mark Mason
Title: Chairman, Chief Executive Officer and President

By:	/s/ Godfrey B. Evans
Name: Godfrey B. Evans
Title: Executive Vice President & Corporate Secretary

[Signature Page to Amendment to Agreement and Plan of Merger]

Annex A

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

Mechanics Bank

By:	/s/ Carl B. Webb
Name: Carl B. Webb
Title: Chairman of the Board of Directors

By:	/s/ Laura Jacob
Name: Laura Jacob
Title: Vice President and Corporate Secretary

HomeStreet, Inc.

By:	/s/ Mark Mason
Name: Mark Mason
Title: Chairman, Chief Executive Officer and President

By:	/s/ Godfrey B. Evans
Name: Godfrey B. Evans
Title: Executive Vice President & Corporate Secretary

HomeStreet Bank

By:	/s/ Mark Mason
Name: Mark Mason
Title: Chairman, Chief Executive Officer and President

By:	/s/ Godfrey B. Evans
Name: Godfrey B. Evans
Title: Executive Vice President & Corporate Secretary

[Signature Page to Agreement and Plan of Merger]